UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2005

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan		48034

(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     In connection with Donald J. Stebbins’ resignation from Lear Corporation (“Lear”) as described in Item 5.02 below, Lear, Mr. Stebbins and Visteon Corporation entered into a Waiver and Consent Agreement dated May 17, 2005 (the “Waiver and Consent Agreement.”) The Waiver and Consent Agreement provides for a limited waiver of certain of Mr. Stebbins’ non-compete obligations set forth in his employment agreement dated March 15, 2005 (the “Employment Agreement”). A copy of the Waiver and Consent Agreement has been filed as Exhibit 10.1 hereto.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 18, 2005, Lear announced that Donald J. Stebbins, Lear’s President and Chief Operating Officer, Europe, Asia and Africa, resigned as an executive officer of Lear. Douglas G. DelGrosso, Lear’s current President and Chief Operating Officer — Americas, has been promoted to President and Chief Operating Officer of Lear and will report directly to Robert E. Rossiter, Lear’s Chairman and Chief Executive Officer. Information regarding Mr. DelGrosso’s employment history, employment agreement and other matters has been disclosed by Lear in its Definitive Proxy Statement on Schedule 14A which Lear filed with the Securities and Exchange Commission on March 24, 2005.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits

Exhibit Number	Description

Exhibit 10.1	Waiver and Consent Agreement dated May 17, 2005 among Lear Corporation, Visteon Corporation and Donald J. Stebbins.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: May 18, 2005	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi

		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Waiver and Consent Agreement dated May 17, 2005 among Lear Corporation, Visteon Corporation and Donald J. Stebbins.

4